SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 29, 2004

CABLEVISION SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)

1-14764 (Commission File Number)	11-3415180 (IRS Employer Identification Number)

CSC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)

1-9046 (Commission File Number)	11-2776686 (IRS Employer Identification Number)

1111 Stewart Avenue, Bethpage, New York 11714 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
(516) 803-2300

ITEM 5. OTHER EVENTS.

a. On March 29, 2004, Cablevision Systems Corporation (“Cablevision”) and CSC Holdings, Inc. (“CSC Holdings”) announced jointly their intention to offer privately their senior notes in an aggregate principal amount of $2.0 billion. Included in the preliminary offering memoranda for those offerings is a description of certain risks associated with the businesses and securities of Cablevision and CSC Holdings, the substance of which is set forth below. The following description amends and updates information previously filed with the Securities and Exchange Commission, or the SEC.

Government investigations relating to improper expense accruals are pending, the scope and outcome of which could have a negative impact on the price of our securities and our business.

      In June 2003, we reported that we had discovered certain improper expense accruals primarily at the national programming services of our Rainbow Media Holdings, LLC, or Rainbow Media Holdings, segment. See note 2 to the consolidated financial statements included in our Annual Report on Form 10-K (the “Form 10-K”). Following that announcement, investigations were commenced by the SEC and the U.S. Attorney’s Office for the Eastern District of New York. These investigations are continuing. The matter has occupied and will continue to occupy a significant amount of attention from our management team. We are cooperating fully and intend to continue to do so. Any adverse developments in connection with this matter, including a determination that we have acted improperly, could have a material adverse effect on our stock price, including increased stock price volatility and could negatively impact our business and our ability to raise additional funds in the future.

We have substantial indebtedness and we are highly leveraged as a result, which reduces our capability to withstand adverse developments or business conditions.

      We have incurred, and we will continue to incur in the future, substantial amounts of indebtedness to finance operations, expand cable operations and acquire other cable television systems, programming networks, sources of programming and other businesses. We also have incurred, and we will continue to incur, indebtedness in order to offer our new services, like our Rainbow DBS business and our Voice over Internet Protocol services, and our existing services, like high speed Internet access, digital video and interactive services to our current and potential customers. In addition, we have borrowed, and we will continue to borrow, money from time to time to refinance existing indebtedness and redeem our mandatorily redeemable or exchangeable preferred stock. At December 31, 2003, Cablevision’s total indebtedness and three series of mandatorily redeemable or exchangeable preferred stock issued by CSC Holdings, aggregated $10.1 billion. We urge you to read carefully our consolidated financial statements contained in our Form 10-K, which provide more information about our indebtedness and CSC Holdings’ mandatorily redeemable and exchangeable preferred stock.

      Because of our substantial indebtedness and CSC Holdings’ mandatorily redeemable and exchangeable preferred stock, we are highly leveraged. This means that our payments on our borrowings and CSC Holdings’ mandatorily redeemable preferred stock are significant in relation to our revenues and cash flow. This leverage exposes us to significant risk in the event of downturns in our businesses, in our industries or in the economy generally, because although our cash flows would decrease in this scenario, our required payments in respect of indebtedness and preferred stock will not.

Our financial statements reflect substantial net losses and a significant stockholders’ deficiency, and we expect that our net losses, absent one-time gains, will continue and remain substantial for the foreseeable future, which may reduce our ability to raise needed capital.

      Cablevision reported net losses of $827.3 million and $297.2 million for the years ended December 31, 1999 and 2003, respectively, and CSC Holdings reported net losses of $827.3 million and $295.0 million for the years ended December 31, 1999 and 2003, respectively. In addition, we would have incurred significant net losses in 2000, 2001 and 2002 had we not had substantial gains from sales of cable television systems to Charter Communications, Adelphia Communications Corporation and AT&T Corp., the sale of a minority interest in certain national programming businesses to Metro-Goldwyn-Mayer, Inc. and the sale of our interest in the Bravo programming business to National Broadcasting Company, Inc., which led to net income for those periods. These net losses primarily reflect our high interest expense, CSC Holdings’ preferred stock dividends and depreciation and amortization charges, which we expect will, absent one-time gains, continue to be significant. We believe that our net losses, absent one-time gains, will continue and remain substantial for the foreseeable future. Our continuing losses may limit our ability to raise needed financing, or to do so on favorable terms, as those losses are taken into account by the organizations that issue investment ratings on our indebtedness.

A lowering or withdrawal of the ratings assigned to our debt securities by ratings agencies may further increase our borrowing costs and reduce our access to capital.

      Our debt ratings are below the “investment grade” category, which results in higher borrowing costs as well as a reduced pool of potential purchasers of our debt as some investors will not purchase debt securities that are not rated in an investment grade rating category. In addition, there can be no assurance that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency, if in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Standard & Poor’s has the credit ratings on our outstanding securities on Credit Watch with negative implications. Moody’s has the credit ratings on our outstanding securities on negative outlook. A lowering or withdrawal of a rating may further increase our borrowing costs and reduce our access to capital.

We will need to raise significant amounts of funding over the next several years to finance our capital expenditures, introduce new services and repay existing obligations and the failure to do so successfully could adversely affect our business.

      Our business is very capital intensive. Operating and maintaining our cable television plant requires significant amounts of cash payments to third parties. In addition, we are incurring, and will continue to incur, significant expenses to start up and operate new businesses, such as our Rainbow DBS business and our Voice over Internet Protocol service and to roll-out digital video and interactive services. Capital expenditures for our businesses were $1.3 billion in 2001, $1.3 billion in 2002 and $888 million in 2003 and, as previously announced, are forecasted to be approximately $600 million for our telecommunication and corporate segments in 2004. We expect these capital expenditures to continue to be significant over the next several years, as we continue to introduce these and possibly other new services to our customers.

      Some of our subsidiaries have substantial future capital commitments in the form of long-term contracts that require substantial payments over a long period of time. For example, rights agreements with sports teams under which their games are carried on the networks of certain of our programming subsidiaries almost always involve multi-year contracts that are difficult and expensive to terminate. Accordingly, if we are forced to cancel or scale back current and future spending programs as described above, our choice of which spending programs to cancel or scale back may be limited.

      Our Rainbow DBS business has very significant funding needs and is not yet producing any revenues. We believe that for the foreseeable future it will need to be financed by the cash flow and borrowings of other Cablevision entities.

      We will not be able to generate sufficient cash internally to finance our planned capital expenditures, to repay our indebtedness at maturity and redeem our redeemable exchangeable preferred stock at the mandatory redemption dates. Accordingly, we will have to do one of the following:

•	raise additional capital, through debt or equity issuances or both,

•	cancel or scale back current and future spending programs, or

•	sell assets or interests in one or more of our businesses.

      However, you should not assume that we will be able to raise any required additional capital or to do so on favorable terms. If we are unable to pursue our current and future spending programs, we may be forced to cancel or scale back those programs. Our choice of which spending programs to cancel or reduce may be limited. Failure to successfully pursue our capital expenditure and other spending plans could materially and adversely affect our ability to compete effectively.

Our subsidiaries’ ability to incur debt and the use of their funds are limited by significant restrictive covenants in CSC Holdings’ financing agreements.

      CSC Holdings’ credit facility and debt instruments and the credit facilities of our other subsidiaries contain various financial and operating covenants that, among other things, require the maintenance of financial ratios and restrict the relevant borrower’s ability to incur debt from other sources and to use funds for various purposes, including investments in some subsidiaries. Violation of these covenants could result in a default that would permit the parties who have lent money under CSC Holdings’ credit facility and such other debt instruments to:

•	restrict their ability to borrow undrawn funds under CSC Holdings’ credit facility,

•	require the immediate repayment of the borrowings thereunder, and

•	restrict the distribution of funds from CSC Holdings to Cablevision, which would prohibit us from making payments of interest and principal on the notes.

      These events would be likely to have a material adverse effect on the value of our securities.

A significant amount of our book value consists of intangible assets that may not generate cash in the event of a voluntary or involuntary sale.

      At December 31, 2003, we reported $11.2 billion of consolidated total assets, of which $3.1 billion were intangible. Intangible assets include assets like franchises from city and county governments to operate cable television systems, affiliation agreements, amounts representing the cost of some acquired assets and businesses in excess of their fair value and some deferred costs associated with past financings, acquisitions and other transactions. While we believe that our intangible assets are appropriately valued, you should not assume that we would receive any cash from the voluntary or involuntary sale of these intangible assets, particularly if we were not continuing as an operating business.

We may not be able to complete the Rainbow DBS spin-off.

      We have previously announced our intention to spin-off a subsidiary that will own our Rainbow DBS business and three of our national programming services — American Movie Classics, or AMC, the Independent Film Channel, or IFC, and WE: Women’s Entertainment — as well as certain other assets. While we expect to file the Form 10 registration statement for the spin-off in the second quarter of 2004 and complete the spin-off after the Form 10 is declared effective by the SEC, there can be no assurance that it will happen as currently contemplated or at all. Among other matters, the spin-off is subject to the preparation, filing with the SEC and effectiveness of a Form 10 registration statement, the successful completion of certain debt financings by the entity that owns the three national services and final approval from our board of directors.

Our financial performance may be harmed by the significant and credible risk of competition in our cable television business.

      We compete with a variety of television programming distribution systems, including:

•	broadcast television stations,

•	direct broadcast satellite systems,

•	multichannel multipoint distribution services,

•	satellite master antenna television systems, and

•	private home dish earth stations.

For example, two major direct broadcasting satellite, or DBS, services are now operational in the United States. DBS services have attracted large subscriber bases, a significant portion of which are persons who were, or would have been, cable television subscribers. In 2003, we experienced a decline of 19,000 in our number of cable television subscribers. This is the second consecutive year we have experienced a yearly decline in subscribers (other than as a result of cable television system sales). We believe that this decline reflects, in part, the effect of competition from DBS services. Our ability to compete with these DBS services is also affected by the quality and quantity of programming available to us and to them. One of these services, DirecTV, has entered into exclusive arrangements with the NFL that gives them access to programming that we cannot offer.

      The Telecommunications Act of 1996 gives telephone companies and other video providers the option of providing video programming to subscribers through “open video systems”, a wired video delivery system similar to a cable television system that may not require a local cable franchise. RCN, an open video system operator that teams with electric utilities, is currently competing with us in parts of New York City. Additional video competition to cable systems is possible from new wireless microwave services authorized by the FCC.

      The Telecommunications Act of 1996 permits a telephone company to provide video programming to subscribers in its telephone service territory under traditional cable franchises. In addition to now being able to compete with us for video customers, telephone companies are substantial competitors to our high speed Internet access and switched telephone businesses. Cable systems also compete with the entities that make videotaped movies and programs available for home rental or sale.

We face intense competition for high speed data customers.

      Our high speed data offering to consumers faces intense competition from other providers of high speed Internet access including digital subscriber line, or DSL, service offered by local telephone providers. These lines may also be used to offer video programming in competition with our cable systems. In addition, DBS providers are offering broadband data services to customers and are testing the use of Ka-band spectrum to offer satellite-based high speed data services.

Programming costs of our cable television systems are increasing and we may not have the ability to pass these increases on to our subscribers.

      Programming costs paid by our cable television systems have experienced a rapid increase, particularly with respect to costs for sports programming. Programming costs are now one of our largest categories of expenses. These increases are expected to continue, and we may not be able to pass programming cost increases on to our subscribers due to the increasingly competitive environment. If we are unable to pass these increased programming costs on to our subscribers, our operating results would be adversely affected. We also face financial and other demands by broadcasters to obtain the required consent for the retransmission of broadcast television programming to our subscribers. We may be unable to recoup these costs from our cable television subscribers. Moreover, we could lose subscribers if we are required to stop offering this programming.

We face intense competition in obtaining content for our programming businesses.

      Rainbow Media Holdings competes with other programming networks to secure desired programming. Most of Rainbow Media Holdings’ programming is obtained through agreements with other parties that have produced or own the rights to such programming. Competition for and choices of programming will increase as the number of programming networks increases. Other programming networks that are affiliated with programming sources such as movie or television studios, film libraries or sports teams may have a competitive advantage over Rainbow Media Holdings in this area.

The success of our programming businesses depends upon the availability of programming that is adequate in quantity and quality, and our ability to gain carriage of our programming.

      Rainbow Media Holdings’ programming networks compete in two highly competitive markets. First, our programming networks compete with other programming networks to obtain distribution on cable television systems and other multichannel video programming distribution services. Second, the success of our programming businesses depends upon the availability of programming that is adequate in quantity and quality. In particular, the national entertainment networks depend upon the availability of films, television programming and music in their niche markets and the regional sports networks depend upon the availability of local sports programming, especially professional sports programming.

      The national entertainment networks are parties to film rights agreements giving the networks the right to carry certain films during certain window periods. The regional sports networks are parties to sports rights agreements giving the networks the right to carry all or a portion of the games of local professional sports teams. These rights agreements expire at varying times, may be terminated by the other party if we are not in compliance with the terms of the agreement and, in the case of all sports rights agreements, are subject to league rules and regulations.

      In addition, our programming businesses are parties to affiliation agreements with distributors that require those programming businesses to deliver programming that meets certain standards as to quantity, quality or content. For example, certain affiliation agreements require that our regional sports networks deliver a certain minimum number of local professional sports games. We would not be able to satisfy those requirements if we did not have the rights to carry the prerequisite number of games from the local professional sports teams. For example, in 2003, the Chicago sports teams that had been carried on Fox Sports Net Chicago exercised their contractual right to terminate their sports rights agreement with Fox Sports Net Chicago and announced their intention to form their own regional sports network. We are currently in litigation with Time Warner, which has attempted to terminate its affiliation agreement with AMC, based on the allegation that AMC had changed its programming. To the extent that we do not or are not able to satisfy the quantity, quality or content standards set forth in our affiliation agreements, distributors may have the right to terminate those affiliation agreements.

      We cannot assure you that our programming businesses will ultimately be successful in negotiating renewals of their rights agreements or in negotiating adequate substitute rights agreements in the event that their rights agreements expire or are terminated.

Our Rainbow DBS business is subject to significant risks.

      Our Rainbow DBS business was in the development stage until the fourth quarter of 2003 and has not produced any revenues. Accordingly, our ability to operate our Rainbow DBS business successfully and our ability to achieve acceptable financial performance cannot be assured. Successful performance will depend largely upon our ability to establish and retain a large customer base with a viable price structure, effectively managing our costs and controlling subscriber “churn,” which is the rate at which subscribers terminate service. We cannot assure you that we will be effective with regard to these matters.

      Rainbow DBS launched its VOOMSM service on October 15, 2003. As described under “Business — Rainbow DBS” in our Form 10-K, through February 29, 2004 this business had 1,627 activated customers. All of these accounts are part of a free preview service period which, in most cases, is scheduled to end on March 31, 2004. The principal challenge for this business is to attract a sufficient subscriber base to reach and exceed a break-even point and to do so with subscriber acquisition and other costs that are within its funding capabilities. There can be no assurance that it will be able to do so.

      We will need to continue to invest funds in our DBS business to support operations, including funding the shortfall between revenues and operating expenses. If we are unable to rapidly grow the number of subscribers to our VOOM service and to do so without incurring unexpectedly high subscriber acquisition costs, we may not be able to obtain sufficient funding to continue to operate this business. Rainbow DBS will also have significant funding requirements to meet milestone obligations associated with the FCC authorization to launch five Ka-band satellites and to build out the infrastructure needed to capitalize on the FCC authorization to provide multichannel video distribution and data services in 45 metropolitan areas in the United States. We may be unable to raise the necessary financing to fund all of these costs.

      Rainbow DBS is operating in an intensely competitive industry and faces direct competition from other DBS providers including DirecTV and Echostar, each of which is much larger and has greater financial resources than Rainbow DBS, has highly developed sales and distribution systems and more extensive channel capacity and program offerings. Rainbow DBS also competes directly with cable television providers, which benefit from certain advantages over Rainbow DBS including having greater financial resources, large customer bases and the ability to bundle services such as video and high speed Internet access.

      Rainbow DBS’s satellite is subject to numerous hazards incident to operating in space, including the risk of operational failure and damage from space debris and electrostatic storms. Rainbow DBS has no back-up capacity or in-orbit insurance. A partial or complete loss of the Rainbow DBS satellite would have a material adverse effect on the business of Rainbow DBS.

We are controlled by the Dolan family. As a result of their control of us, the Dolan family has the ability to prevent or cause a change in control or approve or prevent certain actions by us.

      Cablevision has two classes of common stock:

•	Class B common stock, which is generally entitled to ten votes per share and is entitled collectively to elect 75% of the Cablevision board of directors, and

•	Class A common stock, which is entitled to one vote per share and is entitled collectively to elect the remaining 25% of the Cablevision board of directors.

      As of March 9, 2004, our chairman, Charles F. Dolan, owned less than 1% of Cablevision’s Class A common stock, 54.21% of Cablevision’s Class B common stock and 41% of the total voting power of all the outstanding Cablevision common stock. In addition, as of March 9, 2004, certain trusts for the benefit of members of his family owned 1.34% of Cablevision’s Class A common stock, 45.79% of Cablevision’s Class B common stock and 34.84% of the total voting power of all the outstanding Cablevision common stock. The Dolan family is therefore able to prevent or cause a change in control of Cablevision and no person interested in acquiring Cablevision will be able to do so without obtaining the consent of the Dolan family.

      As a result of Mr. Dolan’s stock ownership and the stock ownership of his family members, Mr. Dolan has the power to elect all the directors of Cablevision subject to election by holders of Cablevision’s Class B common stock. In addition, Dolan family members may control stockholder decisions on matters in which holders of all classes of Cablevision common stock vote together as a single class. These matters could include the amendment of some provisions of Cablevision’s certificate of incorporation and the approval of fundamental corporate transactions.

      In addition, because the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Class B common stock, voting separately as a class, is required to approve:

•	the authorization or issuance of any additional shares of Class B common stock, and

•	any amendment, alteration or repeal of any of the provisions of Cablevision’s certificate of incorporation that adversely affects the powers, preferences or rights of the Class B common stock,

the Dolan family members also have the power to prevent such issuance or amendment. The voting rights of the Class B common stock beneficially owned by Mr. Dolan and his spouse will not be modified as a result of any transfer of legal or beneficial ownership of the Class B common stock.

      The Dolan family recently entered into a voting agreement that has the effect of causing the voting power of the Class B stockholders to be cast as a block. One purpose of this agreement is to consolidate the Dolan family control of Cablevision. The Dolan family requested our board of directors to exercise our right, as a “controlled company,” to opt-out of the recently-adopted New York Stock Exchange listing standards that, among other things, require listed companies to have a majority of independent directors on their board and to have an independent corporate governance and nominating committee. Cablevision’s board of directors approved this request on March 8, 2004.

Our business is subject to extensive government regulation and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do.

      The Federal Communications Commission, or the FCC, and state and local governments extensively regulate the basic rates we may charge our customers for video services. They also regulate us in other ways that affect the daily conduct of our video delivery and video programming businesses, our telephone business and, possibly in the future, our high-speed Internet access business. Our businesses are dependent upon FCC licenses to carry on their operations. Any action by the FCC, the states of New York, New Jersey or Connecticut, or concerted action by local regulators, the likelihood or extent of which we cannot predict, could have a material financial effect on us.

Pending FCC, Congressional and judicial proceedings may affect our businesses.

      In 2001, a federal appellate court held unconstitutional the FCC’s rules establishing a 30% national multichannel subscriber limit and the 40% limit on the number of cable channels that a cable operator like Cablevision could program with services in which it holds an ownership interest. The FCC is reviewing the ownership rules in light of that decision. The FCC is also continuing to consider whether and to what extent to require cable operators to carry the digital signals of television broadcasters. We cannot predict at this time how the FCC will rule on these matters.

      We are required by federal law to carry all local broadcast stations upon request or, at the option of a local broadcaster, to obtain the broadcaster’s prior consent for retransmission of its signal. The FCC is currently considering whether to adopt similar “must carry” rules for broadcasters’ new digital television signals. The FCC in 2001 tentatively concluded that requiring “dual must carry” of analog and digital broadcast signals while broadcast stations fully transition from analog to digital broadcasting by 2006 would be unconstitutional, but it continues to examine this issue. The FCC is also considering whether after the digital transition broadcasters will be able to demand mandatory carriage for all digital programming streams they broadcast in the same spectrum space they used for their analog signal.

      Some parties have advocated that federal, state or local authorities require cable systems to provide access to unaffiliated Internet service providers. Thus far, federal courts have invalidated attempts at such requirements. In March 2002, the FCC determined that cable Internet access services like Optimum Online should be classified as “information services” for regulatory purposes. The FCC has traditionally subjected information services to a lesser degree of regulation than “telecommunications services,” which are offered to the public for a fee on a common carrier basis. The FCC has asked whether it should nonetheless require cable operators to provide transmission capacity to unaffiliated Internet service providers. The FCC has not yet resolved this matter. The FCC’s determination that cable Internet access service is an information service was reversed by a three-judge panel of one federal court of appeals. The FCC has asked the full court to review this decision. The outcome of this appeal and the FCC’s proceeding could affect the regulatory classification of Optimum Online, the regulatory obligations imposed on the service and our cable systems, and the extent to which states and local authorities may regulate Optimum Online or assess fees upon revenues generated by it.

      The “program access” provisions of federal law require us to make Rainbow Media Holdings’ satellite-delivered programming services available to competing multichannel video programming providers, such as DBS providers. Rainbow Media Holdings cannot have exclusive contracts with cable operators for these services, nor can it discriminate in the prices, terms and conditions of sale or distribution of these services. These restrictions will continue to apply after the consummation of the proposed spin-off of Rainbow DBS and the Rainbow national services assuming continuity of ownership of significant Cablevision stockholders in the spun-off entity. The FCC has declined to apply the program access rules to terrestrially-delivered programming services, but some members of Congress have indicated an intent to introduce legislation to extend the requirements to these services. We cannot predict whether Congress or the FCC might adopt such an expansion of the program access rules in the future or what effect such an extension might have on Rainbow Media Holdings.

      Our rollout of Optimum Voice, a Voice over Internet Protocol, or VoIP, service that is offered via our cable modem service as an add-on to our Optimum Online service, could also be affected by FCC decisions. The regulatory treatment of VoIP services is uncertain. Congress and several state commissions are examining issues surrounding the provision of VoIP. In February 2004, the FCC initiated a generic rulemaking proceeding concerning the legal and regulatory implications of IP-based services, including VoIP services. We cannot predict what, if any, statutory or regulatory obligations will be imposed on VoIP services like Optimum Voice and what, if any, role state and local authorities will have in regulating these services.

      In 2003, the FCC revised its rules requiring incumbent local exchange carriers, or ILECs, to offer access to certain portions of their communications networks (known as network elements) to competitors at cost-based rates. In March 2004, this decision was vacated and remanded by the United States Court of Appeals for the District of Columbia Circuit for further consideration. The Department of Justice and the FCC are considering whether to seek Supreme Court review of this decision. The FCC has also initiated a comprehensive review of its rules setting the price that competitors pay for ILEC network elements. Although Cablevision Lightpath, Inc., or Lightpath, does not rely principally on network elements purchased from ILECs, the outcome of the appeal or any subsequent FCC action could affect Lightpath’s and other competitors’ ability to obtain access to elements of the ILECs’ networks they require to provide service to their customers, and changes to the pricing scheme could affect Lightpath’s revenues.

Our current franchises are generally non-exclusive and our franchisors need not renew our franchises.

      Our cable television systems are operated primarily under non-exclusive franchise agreements with local government franchising authorities, in some cases with the approval of state cable television authorities. Consequently, our business is dependent on our ability to obtain and renew our franchises. Although we have never lost a franchise as a result of a failure to obtain a renewal, our franchises are subject to non-renewal or termination under some circumstances.

      In some cases, franchises have not been renewed at expiration, and we operate under either temporary operating agreements or without an agreement while negotiating renewal terms with the franchising authorities. Two of our ten largest franchises have expired and we are currently operating in those areas under temporary authority.

      b. On March 29, 2004, Cablevision and CSC Holdings issued a press release. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	none
(b)	none

               (c)       99.1 Press release issued March 29, 2004 by Cablevision and CSC Holdings.

                           THE FOLLOWING EXHIBITS 99.2 AND 99.3 ARE NOT FILED BUT ARE FURNISHED PURSUANT TO ITEM 9
                           AS EXHIBITS TO THIS CURRENT REPORT ON FORM 8-K.

                           99.2 Unaudited Pro Forma Consolidated Financial Statements of Cablevision.

                           99.3 Unaudited Pro Forma Consolidated Financial Statements of CSC Holdings.

ITEM 9.	REGULATION FD DISCLOSURE

     Cablevision and CSC Holdings disclosed in the preliminary offering memoranda for the offerings referred to in Item 5.(b) of this Current Report on Form 8-K certain pro forma financial information, the substance of which is furnished herewith as Exhibits 99.2 and 99.3 hereto and is incorporated only into this Item 9 by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION

	By:	/s/ Andrew B. Rosengard

		Name:	Andrew B. Rosengard
		Title:	Executive Vice President - Finance
Date: March 29, 2004

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSC HOLDINGS, INC.

	By:	/s/ Andrew B. Rosengard

		Name:	Andrew B. Rosengard
		Title:	Executive Vice President - Finance
Date: March 29, 2004

EXHIBIT INDEX

                     99.1 Press release issued March 29, 2004 by Cablevision Systems Corporation and CSC Holdings.

THE FOLLOWING EXHIBITS 99.2 AND 99.3 ARE NOT FILED BUT ARE FURNISHED PURSUANT TO ITEM 9 AS EXHIBITS TO THIS CURRENT REPORT ON FORM 8-K

                     99.2 Unaudited Pro Forma Consolidated Financial Statements of Cablevision.

                     99.3 Unaudited Pro Forma Consolidated Financial Statements of CSC Holdings.